EXHIBIT 99.1

TTM Technologies, Inc. Reports First Quarter 2016 Results

Strong Execution Drives Year on Year Improvement in Non-GAAP Net Income

COSTA MESA, Calif., April 27, 2016 (GLOBE NEWSWIRE) -- TTM Technologies, Inc. (Nasdaq:TTMI), a major global printed circuit board (“PCB”) manufacturer, today reported results for the first quarter 2016, which ended March 28, 2016.  Our results include the contribution from the Viasystems Group, Inc. ("Viasystems") acquisition, which was completed on May 31, 2015.

First Quarter 2016 Highlights

  Net sales were $583.3 million
  GAAP net loss attributable to stockholders was $7.3 million, or $0.07 per share
  Non-GAAP net income attributable to stockholders was $13.9 million, or $0.14 per diluted share
  Adjusted EBITDA was $74.5 million

First Quarter 2016 Financial Results
Net sales for the first quarter of 2016 were $583.3 million, compared to $329.2 million in the first quarter of 2015 and $668.9 million in the fourth quarter.

GAAP operating income for the first quarter of 2016 was $18.9 million, compared to operating income of $8.3 million in the first quarter of 2015 and $36.5 million in the fourth quarter.

GAAP net loss attributable to stockholders for the first quarter of 2016 was $7.3 million, or $0.07 per share.  This compares to GAAP net income of $3.4 million, or $0.04 per diluted share, in the first quarter of 2015 and $9.5 million, or $0.09 per diluted share, in the fourth quarter.  The GAAP results were negatively impacted by approximately $6.0 million of expenses related to the acquisition and integration of Viasystems.

On a non-GAAP basis, net income attributable to stockholders for the first quarter of 2016 was $13.9 million, or $0.14 per diluted share.  This compares to non-GAAP net income of $10.8 million, or $0.13 per diluted share, for the first quarter of 2015 and $31.5 million, or $0.31 per diluted share, in the fourth quarter of last year.

Adjusted EBITDA for the first quarter of 2016 was $74.5 million, or 12.8 percent of net sales, compared to adjusted EBITDA of $42.5 million, or 12.9 percent of net sales, for the first quarter of 2015 and $95.8 million, or 14.3 percent of net sales, for the fourth quarter of 2015.

“Our first quarter results marked a solid start to the year and demonstrated the benefits of our diversification initiative,” said Tom Edman, CEO of TTM.  “Strong operational execution across all of our business units drove non-GAAP earnings above the high end of our guidance.  Relative strength in the aerospace and defense, automotive and computing end markets helped offset a softer demand environment in the cellular phone end market.”

“We continue to deliver on our integration milestones and have now implemented or announced actions that represent more than 90% of our $55 million annualized synergy target.  The new market focused business unit structure put in place at the beginning of the year has already begun to yield operational benefits.  We believe a larger and more diverse TTM with focus on key end markets such as Aerospace & Defense and Automotive is an important differentiator in the PCB market,” concluded Mr. Edman.

Business Outlook
For the second quarter of 2016, TTM estimates that revenue will be in the range of $580 million to $620 million, and non-GAAP net income will be in the range of $0.16 to $0.22 per diluted share.

To Access the Live Webcast/Conference Call
TTM will host a conference call and webcast to discuss first quarter 2016 results and second quarter 2016 outlook on Wednesday, April 27, 2016, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time).  The conference call may include forward-looking statements.

Telephone access is available by dialing domestic 888-417-8516 or international 719-325-2354 (ID 1413218).  The conference call also will be webcast on TTM’s website at www.ttm.com.

To Access a Replay of the Webcast
The replay of the webcast will remain accessible for one week following the live event on TTM’s website at www.ttm.com.

About TTM
TTM Technologies, Inc. is a major global printed circuit board manufacturer, focusing on quick-turn and technologically advanced PCBs, backplane assemblies and electro-mechanical solutions. TTM stands for time-to-market, representing how TTM's time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.

Forward-Looking Statements
This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM's current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM's control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, the successful integration of Viasystems, including, the planned plant combinations and closure, general market and economic conditions, including interest rates, currency exchange rates and consumer spending, demand for TTM's products, market pressures on prices of TTM's products, warranty claims, changes in product mix, contemplated significant capital expenditures and related financing requirements, TTM's dependence upon a small number of customers and other factors set forth in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's public reports filed with the SEC.

About Our Non-GAAP Financial Measures
This release includes information about TTM’s adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share, all of which are non-GAAP financial measures. TTM presents non-GAAP financial information to enable investors to see TTM through the eyes of management and to provide better insight into TTM’s ongoing financial performance.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies.  TTM compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure.  However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

- Tables Follow -

TTM TECHNOLOGIES, INC.
Selected Unaudited Financial Information
(In thousands, except per share data)

	First Quarter		Fourth Quarter
	2016	2015	2015

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

Net sales	$583,258	$329,164	$668,874
Cost of goods sold	499,695	277,605	560,604

Gross profit	83,563	51,559	108,270

Operating expenses:
Selling and marketing	17,306	9,455	17,963
General and administrative	36,149	33,990	41,654
Amortization of definite-lived intangibles	5,947	1,874	6,683
Restructuring charges	1,913	479	5,429
Impairment of long-lived assets	3,346	-	-
Gain on sale of asset	-	(2,504)	-
Total operating expenses	64,661	43,294	71,729

Operating income (loss)	18,902	8,265	36,541

Interest expense	(21,784)	(5,765)	(20,208)
Other, net	1,209	(415)	3,925

Income (loss) before income taxes	(1,673)	2,085	20,258
Income tax (provision) benefit	(5,477)	1,361	(10,601)

Net income (loss)	$(7,150)	$3,446	$9,657

Net income attributable to noncontrolling interest	(114)	-	(136)
Net income (loss) attributable to stockholders	$(7,264)	$3,446	$9,521

Earnings (loss) per share attributable to stockholders:
Basic	$(0.07)	$0.04	$0.10
Diluted	$(0.07)	$0.04	$0.09

Weighted-average shares used in computing per share amounts:
Basic	99,596	83,603	99,134
Diluted	99,596	84,465	126,329

Reconciliation of the numerator and denominator used to calculate basic earnings per share and diluted earnings per share:

Net income attributable to stockholders			$9,521
Add back items: interest expense, net of tax			2,009
Adjusted net income attributable to stockholders			$11,530
Weighted-average shares outstanding			99,134
Dilutive effect of convertible debt			25,940
Dilutive effect of performance-based stock units, restricted stock units and stock options			1,255
Diluted shares			126,329
Earnings per share attributable to stockholders:
Basic			$0.10
Diluted			$0.09

SELECTED BALANCE SHEET DATA
	March 28, 2016	December 28, 2015
Cash and cash equivalents, including restricted cash	$183,678	$262,630
Accounts and notes receivable, net	431,276	454,001
Inventories	264,555	268,923
Total current assets	908,210	1,022,520
Property, plant and equipment, net	1,075,613	1,103,067
Other non-current assets	512,009	545,717
Total assets	2,495,832	2,640,133

Short-term debt, including current portion of long-term debt	$80,358	$157,375
Accounts payable	308,156	347,916
Total current liabilities	598,406	744,994
Debt, net of discount	1,021,866	1,013,411
Total long-term liabilities	1,079,499	1,068,470
Total equity	817,927	826,669
Total liabilities and equity	2,495,832	2,640,133

SUPPLEMENTAL DATA
	First Quarter		Fourth Quarter
	2016	2015	2015
Gross margin	14.3%	15.7%	16.2%
Operating margin	3.2%	2.5%	5.5%

End Market Breakdown:
	First Quarter		Fourth Quarter
	2016	2015	2015

Aerospace/Defense	15%	15%	13%
Automotive	21%	3%	18%
Cellular Phone	9%	30%	18%
Computing/Storage/Peripherals	13%	11%	12%
Medical/Industrial/Instrumentation	16%	9%	13%
Networking/Communications	24%	29%	23%
Other	2%	3%	3%

Stock-based Compensation:
	First Quarter		Fourth Quarter
	2016	2015	2015
Amount included in:
Cost of goods sold	$320	$225	$327
Selling and marketing	210	271	301
General and administrative	1,716	1,544	2,007
Total stock-based compensation expense	$2,246	$2,040	$2,635

Operating Segment Data:
	First Quarter		Fourth Quarter
Net sales:	2016	2015	2015
PCB	$529,945	$310,324	$611,045
E-M Solutions	56,478	19,462	61,021
Corporate	-	-	-
Total sales	586,423	329,786	672,066
Inter-segment sales	(3,165)	(622)	(3,192)
Total net sales	$583,258	$329,164	$668,874

Operating segment income:
PCB	$49,367	$23,260	$66,320
E-M Solutions	387	651	2,612
Corporate	(24,905)	(13,772)	(25,708)
Total operating segment income	24,849	10,139	43,224
Amortization of definite-lived intangibles	(5,947)	(1,874)	(6,683)
Total operating income	18,902	8,265	36,541
Total other expense	(20,575)	(6,180)	(16,283)
Income before income taxes	$(1,673)	$2,085	$20,258

RECONCILIATIONS[1]
	First Quarter		Fourth Quarter
	2016	2015	2015
Non-GAAP gross profit reconciliation[2]:
GAAP gross profit	$83,563	$51,559	$108,270
Add back item:
Inventory markup and PP&E step up	-	-	598
Stock-based compensation	320	225	327
Non-GAAP gross profit	$83,883	$51,784	$109,195
Non-GAAP gross margin	14.4%	15.7%	16.3%

Non-GAAP operating income reconciliation[3]:
GAAP operating income (loss)	$18,902	$8,265	$36,541
Add back items:
Amortization of definite-lived intangibles	5,947	1,874	6,683
Stock-based compensation	2,246	2,040	2,635
Gain on sale of asset	-	(2,504)	-
Acquisition-related costs	691	8,235	1,521
Inventory markup and PP&E step up	-	-	598
Impairments and restructuring charges	5,259	479	5,429
Non-GAAP operating income	$33,045	$18,389	$53,407
Non-GAAP operating margin	5.7%	5.6%	8.0%

Non-GAAP net income and EPS attributable to stockholders reconciliation[4]:
GAAP net income (loss) attributable to stockholders	$(7,264)	$3,446	$9,521
Add back items:
Amortization of definite-lived intangibles	5,947	1,874	6,683
Stock-based compensation	2,246	2,040	2,635
Non-cash interest expense	6,154	2,625	4,893
Gain on sale of asset	-	(2,504)	-
Acquisition-related costs	691	8,235	1,521
Inventory markup and PP&E step up	-	-	598
Impairments, restructuring and other charges	5,259	479	5,429
Income taxes	821	(5,366)	247
Non-GAAP net income attributable to stockholders	$13,854	$10,829	$31,527
Non-GAAP earnings per diluted share attributable to stockholders	$0.14	$0.13	$0.31

Non-GAAP diluted number of shares[5]:
Diluted shares	99,596	84,465	126,329
Dilutive effect of convertible debt	-	-	(25,940)
Non-GAAP diluted number of shares	99,596	84,465	100,389

Adjusted EBITDA reconciliation[6]:
GAAP net income (loss)	$(7,150)	$3,446	$9,657
Add back items:
Income tax provision (benefit)	5,477	(1,361)	10,601
Interest expense	21,784	5,765	20,208
Amortization of definite-lived intangibles	5,947	1,874	6,683
Depreciation expense	40,227	24,536	39,105
Stock-based compensation	2,246	2,040	2,635
Gain on sale of asset	-	(2,504)	-
Acquisition-related costs	691	8,235	1,521
Impairments, restructuring and other charges	5,259	479	5,429
Adjusted EBITDA	$74,481	$42,510	$95,839
Adjusted EBITDA margin	12.8%	12.9%	14.3%

Free cash flow reconciliation:
Operating cash flow	17,892	67,354	139,829
Add back items:
Payment of acquisition-related costs	2,324	4,720	1,522
Adjusted operating cash flow	20,216	72,074	141,351
Capital expenditures, net	(20,116)	(22,776)	(22,967)
Free cash flow	$100	$49,298	$118,384

[1] This information provides a reconciliation of non-GAAP gross profit, non-GAAP operating income, non-GAAP net income attributable to stockholders, non-GAAP EPS attributable to stockholders, and adjusted EBITDA to the financial information in our consolidated condensed statements of operations.

[2] Non-GAAP gross profit and gross margin measures exclude stock-based compensation expense, inventory markup and PP&E step up.

[3] Non-GAAP operating income and operating margin measures exclude amortization of intangibles, stock-based compensation expense, gain on sale of assets, inventory markup, acquisition-related costs, asset impairments, restructuring and other charges.

[4] This information provides non-GAAP net income attributable to stockholders and non-GAAP EPS attributable to stockholders, which are non-GAAP financial measures. Management believes that both measures -- which add back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt (before consideration of capitalized interest), gain on sale of assets, inventory markup, acquisition-related costs, asset impairments, restructuring and other charges as well as the associated tax impact of these charges and discrete tax items -- provide additional useful information to investors regarding the Company's ongoing financial condition and results of operations.

[5] Non-GAAP diluted number of shares used in computing non-GAAP earnings per share attributable to stockholders excludes the dilutive effect of convertible debt.

[6] Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization of intangibles, stock-based compensation expense, gain on sale of assets, inventory markup, acquisition-related costs, asset impairments, restructuring and other charges. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.

Contact:
Sameer Desai,
Senior Director, Corporate
Development & Investor Relations
sameer.desai@ttmtech.com
714-327-3050